Exhibit 5.1

575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel www.katten.com

July 22, 2020

TO THE ADDRESSEES LISTED

ON SCHEDULE ONE

Re:        AmeriCredit Automobile Receivables Trust 2020-2 – Enforceability Opinion

Ladies and Gentlemen:

We have acted as special counsel to AmeriCredit Financial Services, Inc., a Delaware corporation (“AmeriCredit”), AFS SenSub Corp., a Nevada corporation and a wholly-owned subsidiary of AmeriCredit (“AFS SenSub”), and AmeriCredit Automobile Receivables Trust 2020-2 (the “Issuer”) as to certain matters in connection with the issuance of the $180,000,000 Class A-1 Asset Backed Notes (the “Class A-1 Notes”), $340,000,000 A-2-A Asset Backed Notes (the “Class A-2-A Notes”), $50,000,000 Class A-2-B Asset Backed Notes (the “Class A-2-B Notes” and together with the Class A-2-A Notes, the “Class A-2 Notes”), $183,200,000 Class A-3 Asset Backed Notes (the “Class A-3 Notes”), $80,130,000 Class B Asset Backed Notes (the “Class B Notes”), $99,460,000 Class C Asset Backed Notes (the “Class C Notes”), $75,710,000 Class D Asset Backed Notes (the “Class D Notes”) and $31,500,000 Class E Asset Backed Notes (the “Class E Notes” and collectively with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes and the Class D Notes, the “Notes”), which will be issued pursuant to an Indenture, dated as of July 22, 2020 (the “Indenture”), between the Issuer and The Bank of New York Mellon, as Trustee (in such capacity, the “Trustee”) and Trust Collateral Agent (in such capacity, the “Trust Collateral Agent”). The “Publicly Offered Notes” consist of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes and the Class D Notes. A certificate (the “Certificate”) will be issued pursuant to a Trust Agreement, dated as of June 4, 2020, as amended and restated as of July 22, 2020 (the “Trust Agreement”), between AFS SenSub and Wilmington Trust Company (“WTC”), as Owner Trustee (the “Owner Trustee”). The Notes and Certificate are hereinafter referred to as the “Securities.”

The assets which will be sold to the Issuer on the Closing Date for the benefit of the Certificateholder and the Noteholders include a pool of retail installment sales contracts and promissory notes (the “Receivables”) secured by new and used automobiles and light duty trucks and vans; all monies paid or payable thereunder after June 10, 2020; security interests in the vehicles financed thereby; certain bank accounts and the proceeds thereof; the right to receive certain insurance proceeds; and certain other property. The Receivables are purchased by AmeriCredit from Dealers or are originated by AmeriCredit directly or through an Originating

KATTEN MUCHIN ROSENMAN LLP

CENTURY CITY             CHARLOTTE             CHICAGO             DALLAS             HOUSTON             LOS ANGELES

NEW YORK             ORANGE COUNTY             SHANGHAI             WASHINGTON, DC

A limited liability partnership including professional corporations

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

July 22, 2020

Affiliate.

Pursuant to the Purchase Agreement, dated as of July 22, 2020 (the “Purchase Agreement”), between AmeriCredit and AFS SenSub, AFS SenSub will purchase the Receivables from AmeriCredit. Pursuant to the Sale and Servicing Agreement, dated as of July 22, 2020 (the “Sale and Servicing Agreement”), among the Issuer, AFS SenSub, AmeriCredit and the Trust Collateral Agent, the Issuer will purchase the Receivables from AFS SenSub. The Issuer will issue the Notes pursuant to the Indenture and will sell the Publicly Offered Notes to AFS SenSub, who will in turn sell the Publicly Offered Notes to BNP Paribas Securities Corp. (“BNP Paribas”), Deutsche Bank Securities Inc. (“Deutsche Bank Securities”), J.P. Morgan Securities LLC (“J.P. Morgan”), Goldman Sachs & Co. LLC (“Goldman Sachs” and collectively with BNP Paribas, Deutsche Bank Securities and J.P. Morgan, the “Representatives”), BB Securities Ltd. (“BB Securities”), Credit Agricole Securities (USA) Inc. (“Credit Agricole”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and RBC Capital Markets, LLC (“RBC Capital” and collectively with the Representatives, BB Securities, Credit Agricole and Morgan Stanley, the “Underwriters”), pursuant to the Underwriting Agreement, dated July 14, 2020 (the “Underwriting Agreement”), among AmeriCredit, AFS SenSub and the Representatives. The Underwriters subsequently will sell the Publicly Offered Notes to investors. The Class E Notes will initially be retained by AFS SenSub or an affiliate thereof.

Capitalized terms not otherwise defined herein have their respective meanings as set forth in the Sale and Servicing Agreement.

As such counsel, we have examined original or reproduced or certified copies of the articles of incorporation and bylaws of AmeriCredit, as amended to date, the articles of incorporation and bylaws of AFS SenSub, as amended to date, records of actions taken by the board of directors of each of AmeriCredit and AFS SenSub, and the resolutions adopted by the board of directors of each of AmeriCredit and AFS SenSub ratifying the execution, delivery and participation in the transactions contemplated by the Agreements (as hereinafter defined). We have examined each of the Agreements, together with the Prospectus.

The term “Preliminary Prospectus” means the preliminary prospectus dated July 8, 2020, relating to the Publicly Offered Notes (which omitted certain Rule 430D Information), as filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(h) of the Rules and Regulations including the documents incorporated by reference therein pursuant to the Securities Act of 1933, as amended (the “1933 Act”) at the time of such filing, used in connection with the offering of the Publicly Offered Notes (which omitted certain Rule 430D Information). The term “Prospectus” means the prospectus dated July 14, 2020, relating to the Publicly Offered Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations including the documents incorporated by reference therein pursuant to the 1933 Act at the time of such filing, used in connection with the offering of the Publicly Offered Notes. The term “Free Writing Prospectus” means the free writing prospectus, dated July 8, 2020 and filed with the Commission on July 8, 2020, relating to the ratings on the Notes as filed with the Commission pursuant to Rule 433 of the Rules and Regulations. The term “Time of Sale Information” means the Free Writing Prospectus together with the Preliminary Prospectus.

July 22, 2020

AFS SenSub has filed with the Commission a registration statement on Form SF-3 (No. 333-228632), including a form of prospectus, for registration under the 1933 Act of the offering and sale of the Publicly Offered Notes. On July 8, 2020, AFS SenSub filed the Preliminary Prospectus with the Commission in accordance with the provisions of Rule 430D and Rule 424(h). On July 16, 2020, AFS SenSub filed the Prospectus in accordance with the provisions of Rule 430D and Rule 424(b). Any information included in the Prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430D is referred to as “Rule 430D Information”. Such registration statement, at any given time, including any post-effective amendment filed and declared effective prior to the date of issuance of the Notes and Certificate, the exhibits and any schedules thereto as of such time, the documents incorporated therein by reference pursuant to the 1933 Act as of such time and documents otherwise deemed to be part thereof or included therein by the rules and regulations (“Rules and Regulations”) of the Commission under the 1933 Act, is herein called the “Registration Statement”. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”

The term “Agreements” as used herein means: (i) the Sale and Servicing Agreement; (ii) the Purchase Agreement; (iii) the Underwriting Agreement; (iv) the Indenture; (v) the Trust Agreement; and (vi) the Asset Representations Review Agreement, dated as of July 22, 2020 (the “Asset Representations Review Agreement”), among the Issuer, AmeriCredit and Clayton Fixed Income Services LLC.

We have also examined such other documents, papers, statutes and authorities as we have deemed necessary as a basis for the opinions hereinafter set forth. In all such examinations made by us in connection with this opinion, we have assumed the genuineness of all signatures, the completeness and authenticity of all records and all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

As to various matters of fact relevant to the opinions hereinafter expressed, we have relied upon the representations and warranties contained in the Agreements and statements and certificates of officers and representatives of each of AmeriCredit and AFS SenSub.

In rendering the opinions expressed in paragraphs numbered 1, 2 and 3 below, we have assumed, without investigation, that (i) each Receivable will be enforced in a commercially reasonable manner and (ii) each Receivable has been duly authorized, executed and delivered by the respective Obligor thereunder and constitutes the valid and legally binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, subject to standard exceptions.

We also have assumed, without investigation, (a) as to all parties to the Agreements, the due authorization, execution, and delivery thereof, and the validity and enforceability thereof against all parties thereto other than AmeriCredit and AFS SenSub, (b) each party has full power, authority and legal right, under its charter and other governing documents, corporate and regulatory legislation and the laws of its jurisdiction of incorporation or organization, to execute and deliver the Agreements to which it is a party and to carry out the transactions contemplated

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thereunder, (c) AmeriCredit, AFS SenSub and the Issuer have their respective rights in the Receivables as contemplated by the Agreements as of the date such Receivables are sold to AFS SenSub by AmeriCredit, are sold to the Issuer by AFS SenSub and are pledged by the Issuer to the Trust Collateral Agent under the Indenture, (d) the purchase price for the Notes has been delivered and received in accordance with the terms of the Indenture, Trust Agreement and the Underwriting Agreement (with respect to the Publicly Offered Notes), and (e) the Agreements will be enforced in good faith and in a commercially reasonable manner.

We have assumed that the Receivables and rights to receive payment under the Receivables are not and will not be subject to any right, lien or interest of any government or any agency or instrumentality thereof (including, without limitation, any federal or state tax lien, or lien arising under Title IV of ERISA) and that they are not and will not be subject to any lien arising by operation of law or any judicial lien.

We have also assumed that (i) the Publicly Offered Notes constitute debt and not equity for purposes of Title I of ERISA and Section 4975 of the Code, (ii) each employee benefit plan or retirement arrangement subject to Title I of ERISA or Section 4975 of the Code, any of whose assets are invested in a Publicly Offered Note, is a plan or arrangement to which a prohibited transaction exemption is fully available, and (iii) in the event any Publicly Offered Notes are acquired by an employee benefit plan or retirement arrangement subject to any federal, state, local or non-U.S. laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Code, the acquisition, holding and disposition of Publicly Offered Notes by such plan or arrangement does not violate such laws or regulations.

For the purpose of rendering the opinions expressed in paragraph number 8(b) below, our inquiry has been limited to a review of the Officer’s Certificates of AFS SenSub and AmeriCredit attached hereto as Exhibits A and B respectively (each, an “Officer’s Certificate” and together the “Officer’s Certificates”), and the documents, instruments and agreements referred to therein.

With respect to matters of fact, we have relied, without investigation, on, and assumed the accuracy and completeness of, each Officer’s Certificate and the representations of AmeriCredit and AFS SenSub and other parties contained in the Agreements and in the instruments and documents delivered in connection with the execution of the Agreements. Where matters are stated to be to the best of our knowledge, or known to us, our investigations consisted of inquiries of AmeriCredit and AFS SenSub, the results of which are reflected in the Officer’s Certificates being furnished to you with this opinion, and we have not made any investigation as to, and have not independently verified the facts underlying, such matters nor have we undertaken a search of court dockets in any jurisdiction.

The term “threatened litigation” as used herein has the meaning accorded to such term in The American Bar Association Statement of Policy on Lawyer’s Responses to Auditors’ Requests for Information dated January 15, 1976.

July 22, 2020

To the extent that our opinions expressed in paragraphs numbered 1, 2 and 3 below are related to the enforceability of the choice of law provisions contained in the Agreements, such opinions are based upon our reading of the provisions of Section 5-1401 of the General Obligations Law of the State of New York. While we have not found any reported cases construing such statutory provisions, we believe that a New York court applying such statutory provisions to the Agreements would give effect to the choice of law provisions set forth therein.

Statements in this opinion as to the validity, binding effect and enforceability of agreements, instruments and documents are subject (i) to limitations as to enforceability imposed by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application relating to or affecting the enforceability of creditors’ rights; (ii) to general limitations under equitable principles limiting the availability of equitable remedies; (iii) to the equitable discretion of the court before which any proceeding therefor may be brought; (iv) as to the enforceability of any security interest or security agreement, to the limitations of good faith, fair dealing and commercial reasonableness imposed by the Uniform Commercial Code of the State of New York, as in effect on the date hereof (“UCC”) as to the remedies set out in such agreements, instruments and documents; and (v) as to rights to indemnity, limitations that may exist under federal and state laws or the public policy underlying such laws.

Statements in this opinion as to enforceability are further qualified by (i) the application of judicial decisions involving statutes or principles of equity which have held that certain covenants and other provisions of agreements, including those providing for the acceleration of indebtedness due under debt instruments upon the occurrence of events therein described, are unenforceable in circumstances where it can be demonstrated that the enforcement of such provisions is not reasonably necessary for the protection of the lender; (ii) the effect of the law of any jurisdiction other than the State of New York which limits the rate of interest which may be charged or collected; and (iii) the validity, binding effect or enforceability, under certain circumstances, of contractual provisions in the Agreements with respect to indemnification or waiving defenses to obligations where such indemnification or such waivers are against public policy, or granting self-help or summary remedies.

Based upon and subject to the foregoing, we are of the opinion that:

1.                    Each of the Sale and Servicing Agreement, the Purchase Agreement, the Asset Representations Review Agreement and the Underwriting Agreement (the “AmeriCredit Documents”) has been duly executed and delivered by AmeriCredit and constitutes the valid, legal and binding agreement of AmeriCredit, enforceable against AmeriCredit in accordance with its respective terms. The Purchase Agreement creates in the favor of AFS SenSub a valid and enforceable security interest in all right, title and interest in the Receivables and the Other Conveyed Property sold thereunder by AmeriCredit.

2.                    Each of the Sale and Servicing Agreement, the Trust Agreement, the Purchase Agreement and the Underwriting Agreement (the “AFS SenSub Documents”) has been duly executed and delivered by AFS SenSub and constitutes the valid, legal and binding agreement of AFS SenSub, enforceable against AFS SenSub in accordance with its respective terms. The Sale and Servicing Agreement creates in the favor of the Issuer a valid and

July 22, 2020

enforceable security interest in all right, title and interest in the Receivables and the Other Conveyed Property sold thereunder by AFS SenSub.

3.                     Assuming each of the Indenture, the Sale and Servicing Agreement and the Asset Representations Review Agreement has been duly executed and delivered by the parties thereto, each such agreement constitutes the valid, legal and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms. The Indenture creates in the favor of the Trust Collateral Agent a valid and enforceable security interest in all right, title and interest in the Collateral (as defined in the Indenture) pledged thereunder by the Issuer.

4.                    No consent, approval, authorization or order of, registration or filing with, or notice to, any court, governmental agency or body or other tribunal is required under federal laws or the laws of the State of New York, for the execution, delivery and performance by AmeriCredit of the AmeriCredit Documents, except such which have been obtained.

5.                    No consent, approval, authorization or order of, registration or filing with, or notice to, any court, governmental agency or body or other tribunal is required under federal laws or the laws of the State of New York, for the execution, delivery and performance by AFS SenSub of the AFS SenSub Documents, except such which have been obtained.

6.                    No consent, approval, authorization or order of, registration or filing with, or notice to, any court, governmental agency or body or other tribunal is required under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Issuer of the Indenture and the Sale and Servicing Agreement, except such which have been obtained.

7.                    No consent, approval, authorization or order of, registration or filing with, or notice to, any court, governmental agency or body or other tribunal is required under federal laws or the laws of the State of New York, for the offer, issuance, sale or delivery of the Notes, in the manner contemplated by the Agreements, except such which have been obtained.

8.                    None of the transfer of the Receivables by AmeriCredit to AFS SenSub, the transfer of the Receivables and Other Conveyed Property by AFS SenSub to the Issuer, the execution, delivery or performance by each of AmeriCredit of the AmeriCredit Documents, AFS SenSub of the AFS SenSub Documents and the Issuer of any of the Agreements to which it is a party or the issuance of the Notes and the Certificate (a) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, any law, rule or regulation of the State of New York or federal government presently in effect, or (b) to our knowledge, results in, or will result in the creation or imposition of any lien, charge or encumbrance upon the Receivables, upon the Notes or upon the Certificate, except as otherwise contemplated by the Agreements, or (c) by operation of law, results in, or will result in the creation or imposition of any lien, charge or encumbrance upon the Receivables, upon the Notes or upon the Certificate, except as otherwise contemplated by the Agreements.

9.                    The Notes have been duly authorized by all requisite action and, when duly and validly executed by the Trustee in accordance with the Indenture, will be validly issued and

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outstanding and entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

10.                    The Certificate has been duly authorized by all requisite action and, when duly and validly executed by the Owner Trustee in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

11.                    The Class A-1 Notes are “eligible securities” within the meaning of Rule 2a-7(a)(12) under the Investment Company Act of 1940 (as amended) (the “1940 Act”).

12.                    The Registration Statement and any amendments thereto have become effective under the 1933 Act. To the best of our knowledge, (a) no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and (b) no proceedings for that purpose have been instituted or threatened and not terminated.

13.                    At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430D(f)(2) and at the date hereof, the Registration Statement (other than the information set forth in the financial statements and other financial and statistical information contained therein, as to which we do not express any belief or opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the Rules and Regulations.

14.                     None of AmeriCredit, AFS SenSub, or the Issuer is required to be registered as an “investment company” under the 1940 Act. The Issuer will rely on an exclusion or exemption from the definition of “investment company” under the 1940 Act contained in Section 3(c)(5) of the 1940 Act, although there may be additional exclusions or exemptions available to the Issuer. The Issuer is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (such statutory provision together with such implementing regulations, the “Volcker Rule”).

15.                    The arrangement pursuant to which the Receivables are held does not constitute an “investment company” within the meaning of the 1940 Act.

16.        The direction by AFS SenSub to the Owner Trustee to execute, issue, countersign and deliver the Certificate has been duly authorized.

17.        AFS SenSub has full power and authority to sell and assign the property to be sold and assigned to the Issuer as part of the trust estate and has duly authorized such sale and assignment to the Issuer by all necessary corporate action.

18.        The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

19.        The statements in the Prospectus and the Preliminary Prospectus, under the captions “DESCRIPTION OF THE NOTES”, “DESCRIPTION OF THE TRANSACTION

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DOCUMENTS” and “DESCRIPTION OF THE SECURITIES”, to the extent such statements purport to summarize certain provisions of the Notes, the Certificate, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Indenture are fair and accurate in all material respects.

20.        The statements in the Preliminary Prospectus and Prospectus, under the captions “SUMMARY OF PROSPECTUS — FEDERAL INCOME TAX CONSEQUENCES”, “SUMMARY OF PROSPECTUS — ERISA CONSIDERATIONS”, “SUMMARY OF PROSPECTUS – LEGAL INVESTMENT”, “RISK FACTORS”, “MATERIAL LEGAL ASPECTS OF THE AUTOMOBILE LOAN CONTRACTS”, “LEGAL INVESTMENT”, “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” and “ERISA CONSIDERATIONS”, insofar as such statements purport to summarize matters of federal law or New York law, or legal conclusions with respect thereto, provide a fair and accurate summary of such law or conclusions.

21.        The statements in the Preliminary Prospectus and Prospectus under the caption “MATERIAL LEGAL ASPECTS OF THE AUTOMOBILE LOAN CONTRACTS” to the extent they constitute matters of law or legal conclusions, are correct in all material respects.

22.        The conditions to the use by AFS SenSub of a registration statement on Form SF-3 under the 1933 Act, as set forth in the General Instructions to Form SF-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Rules and Regulations thereunder which have not been so filed.

23.        Under Section 9-301(c)(3) of the UCC, the priority of a perfected, nonpossessory security interest created in any tangible chattel paper (i) in favor of AFS SenSub pursuant to the Purchase Agreement, (ii) in favor of the Trust pursuant to the Sale and Servicing Agreement, and (iii) in favor of the Trust Collateral Agent pursuant to the Indenture, will be determined pursuant to the laws of the state in which the tangible chattel paper is located.

We have rendered legal advice and assistance to AmeriCredit, AFS SenSub and the Issuer relating to the sale and issuance of the Notes. Rendering such assistance involved, among other things, discussions and inquiries concerning various legal and related subjects and reviews of certain records, documents, opinions and certificates in accordance with instructions of AmeriCredit, AFS SenSub and the Issuer. We also participated with AmeriCredit, AFS SenSub and the Issuer in conferences with the Representatives of the Underwriters and their counsel, during which the contents of the Registration Statement, Preliminary Prospectus, the Prospectus, the Free Writing Prospectus and related matters were discussed and examined the Original Registration Statement, the Registration Statement, Preliminary Prospectus, the Prospectus and the Free Writing Prospectus.

In the course of our examination of the Registration Statement nothing has come to our attention that would lead us to believe that the Registration Statement (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we are not called upon to express any belief), at the time the Original Registration Statement became effective, contained any untrue statement of a material

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fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement, including the Rule 430D Information and the Free Writing Prospectus (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we are not called upon to express any belief) at the latest deemed effective time with respect to the Underwriters pursuant to Rule 430D(f)(2), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Although we are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus (except as set forth in paragraphs numbered 19, 20 and 21 above), in the course of our examination of the Free Writing Prospectus together with the Prospectus and certain other documents and our participation in the discussions hereinabove mentioned, no facts have come to our attention which lead us to believe that the Free Writing Prospectus together with the Prospectus (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we are not called upon to express any belief), at the date thereof or hereof, contained or contains any untrue statement of a material fact or at the date thereof or hereof, omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, nothing has come to our attention that would lead us to believe that, as of the time of first sale (11:15 a.m., New York City time, July 14, 2020), the Time of Sale Information (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we are not called upon to express any belief), when considered together with the information that is presented in the Prospectus that completes those sections of the Preliminary Prospectus that were presented in blank form therein, contained, or as of the date hereof contains, any untrue statement of a material fact or omitted, or as of the date hereof omits, to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

This opinion is for the benefit of the addressees hereof and any subsequent transferee of the Notes and it may not be relied on by any other party or quoted without our express consent in writing.

We express no opinion on any matter not discussed in this letter. Copies of this letter may not be made available, and this letter may not be quoted or referred to in any other document made available, to any other person or entity except to (i) any applicable rating agency, institution providing credit enhancement or liquidity support or governmental or regulatory authority, (ii) any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this letter may be made available as provided herein and (iii) as otherwise required by law or in connection with any action to which you are a party arising out of the transactions contemplated hereunder to support an assertion by you of a due diligence defense under federal securities laws. Copies of this letter may be posted by the Issuer or AmeriCredit to a password protected website accessible by any nonhired “nationally recognized statistical rating organization” (a “NRSRO”) that provides to the Issuer or AmeriCredit the certification required by subsection (e) of Rule 17g-5 under the Securities Exchange Act of 1934,

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as amended (or any successor provision to such subsection) (“Rule 17g-5”), and agrees to keep this letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this letter, and each such NRSRO, by accessing a copy of this letter, will be deemed to have agreed to comply with the terms of this sentence and not to provide copies of this letter to any other person.

We are members of the bar of the State of New York and this opinion is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York and the Federal laws of the United States of America.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

SCHEDULE ONE

AmeriCredit Financial Services, Inc.

AmeriCredit Automobile Receivables
Trust 2020-2

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

AFS SenSub Corp.

101 Convention Center Drive, Suite 850

Las Vegas, Nevada 89109

The Bank of New York Mellon,
as Trustee and Trust Collateral Agent

240 Greenwich Street

New York, New York 10286

BNP Paribas Securities Corp.
as a Representative

787 7th Avenue

New York, New York 10019

Deutsche Bank Securities Inc.
as a Representative

60 Wall Street, 5th Floor

New York, New York 10010

J.P. Morgan Securities LLC
as a Representative

383 Madison Avenue, 8th Floor

New York, New York 10179

Goldman Sachs & Co. LLC
as a Representative

200 West St.

New York, New York 10282

BB Securities Ltd.

Banco do Brasil S.A.

International Debt Capital Markets

Rua Cincinato Braga, 340 – 18° Andar

CEP 01333-010 – Bairro Bela Vista –

São Paulo/SP – Brasil

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

Wilmington Trust Company,
as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Fitch Ratings, Inc.

33 Whitehall Street

New York, New York 10004

S&P Global Ratings

55 Water Street, 41st Floor

New York, New York 10041

Ernst & Young LLP

5 Times Square

New York, New York 10036

EXHIBIT A

AFS SENSUB CORP.

OFFICER’S CERTIFICATE

The undersigned, an Authorized Officer (as defined in the Sale and Servicing Agreement) of AFS SenSub Corp., a Nevada corporation (“AFS SenSub”), hereby certifies as of July 22, 2020 in such capacity, as follows:

1.        I am delivering this Certificate on behalf of AFS SenSub in connection with the opinion (the “Opinion”) of Katten Muchin Rosenman LLP to be given as special counsel to AFS SenSub. I understand that Katten Muchin Rosenman LLP will be relying upon this Certificate in rendering the Opinion and that this Certificate may be referred to in the Opinion and delivered in connection therewith, and I hereby consent to such reliance and use. I am authorized to execute and deliver this Certificate on behalf of AFS SenSub. All capitalized terms used in this Certificate and not defined herein have the same meanings as in the Opinion.

2.        The Sale and Servicing Agreement has not been modified, amended or revoked since July 22, 2020 and is in full force and effect as of the date hereof.

3.        (a) AFS SenSub is not a party to any litigation, action, suit, arbitration or legal, administrative, governmental or other proceeding or investigation (each of the foregoing a “Proceeding”), nor is any such Proceeding pending or, to the best of my knowledge, following due inquiry, threatened.

(b) There is no judgment, order, writ, injunction or decree of any court, governmental authority or regulatory agency to which AFS SenSub or its properties is subject.

4.        Except for the AFS SenSub Documents or the receipts, certificates, instruments and other documents delivered by AFS SenSub on the Closing Date or otherwise contemplated by the AFS SenSub Documents, immediately prior to the transfer to the Issuer of the Receivables, there are no instruments, documents or agreements relating to the Notes, the Certificate, the Receivables or Other Conveyed Property to which AFS SenSub is a party or by which AFS SenSub or any of its properties is bound, subject or affected, which restrict the transfer of or encumber the Receivables or the Other Conveyed Property.

5.        You may rely upon the representations and warranties that AFS SenSub has made to the Trustee, the Owner Trustee, the Underwriters, the Noteholders and the Certificateholder in the AFS SenSub Documents and the receipts, certificates, instruments and other documents delivered by AFS SenSub on the Closing Date. Such representations and warranties of AFS SenSub are true and correct in all material respects on and as of the date hereof. Without limiting the foregoing: (a) AFS SenSub has, immediately prior to the transfer of the Receivables to the Issuer, all right, title and interest in and to the Receivables, free and clear of any liens, claims or encumbrances other than the rights of the Obligors under their respective loans and the security interest intended to be granted under the Sale and Servicing Agreement and the Indenture; (b) no consents or approvals are required to be obtained in connection with the execution, delivery and performance by AFS SenSub of the AFS SenSub Documents, other than any such consents or approvals as have been obtained prior to the Closing Date; and (c) the Sale and Servicing Agreement and the Indenture contain complete and accurate descriptions of and otherwise identify the property and assets subject to the security interests intended to be granted therein.

6.        Subsequent to the date as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, business, key personnel, capitalization, financial condition or results of operation of AFS SenSub.

7.        AFS SenSub has not previously offered the Notes or the Certificate for sale.

8.        All of the equity interest in AFS SenSub, which represents the entire economic interest in AFS SenSub, is beneficially owned by AmeriCredit Financial Services, Inc.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Officer’s Certificate is executed and delivered as to the date first written above.

AFS SENSUB CORP.

By:	/s/ Jeffrey Fish

Name:	Jeffrey Fish
Title:	Vice President, Corporate Treasury

[Signature Page to Officer’s Certificate for KMR’s Enforceability Opinion (AFS SenSub)]

EXHIBIT B

AMERICREDIT FINANCIAL SERVICES, INC.

OFFICER’S CERTIFICATE

The undersigned, an authorized officer of AmeriCredit Financial Services, Inc., a Delaware corporation (the “Servicer”), hereby certifies as of July 22, 2020 in such capacity, as follows:

1.            I am delivering this Certificate on behalf of the Servicer in connection with the opinion (the “Opinion”) of Katten Muchin Rosenman LLP to be given as special counsel to the Servicer. I understand that Katten Muchin Rosenman LLP will be relying upon this Certificate in rendering the Opinion and that this Certificate may be referred to in the Opinion and delivered in connection therewith, and I hereby consent to such reliance and use. I am authorized to execute and deliver this Certificate on behalf of the Servicer. All capitalized terms used in this Certificate and not defined herein have the same meanings as in the Opinion.

2.            The Sale and Servicing Agreement has not been modified, amended or revoked since July 22, 2020 and is in full force and effect as of the date hereof.

3.            You may rely upon the representations and warranties that the Servicer has made to the Trustee, the Owner Trustee, the Underwriters, the Noteholders and the Certificateholder in the AmeriCredit Documents and the receipts, certificates, instruments and other documents delivered by the Servicer on the Closing Date as contemplated by the AmeriCredit Documents. Such representations and warranties of the Servicer are true and correct and complete on and as of the date hereof. Without limiting the foregoing: (a) the Servicer has, immediately prior to the transfer of the Receivables and Other Conveyed Property to AFS SenSub, all right, title and interest in and to the Receivables and Other Conveyed Property, free and clear of any liens, claims or encumbrances other than the rights of the Obligors under their respective loans and the security interest intended to be granted under the Purchase Agreement; (b) no consents or approvals are required to be obtained in connection with the execution, delivery and performance by the Servicer of the AmeriCredit Documents, other than any such consents or approvals as have been obtained prior to or on the Closing Date; and (c) the Purchase Agreement contains complete and accurate descriptions of and otherwise identifies the property and assets subject to the security interest intended to be granted therein.

4.            (a) The Servicer is not a party to any litigation, action, suit, arbitration or legal, administrative, governmental or other proceeding or investigation (each of the foregoing a “Proceeding”), nor is any Proceeding, pending or, to the best of my knowledge, following due inquiry, threatened, other than routine, ordinary course litigation that is not material or likely, if adversely determined, to cause a material adverse effect.

(b) There is no judgment, order, writ, injunction or decree of any court, governmental authority or regulatory agency to which the Servicer or its properties is subject.

5.            Except for the AmeriCredit Documents or the receipts, certificates, instruments and other documents delivered by the Servicer on the Closing Date or otherwise contemplated by the AmeriCredit Documents, immediately prior to the transfer to the Issuer of the Receivables, there are no instruments, documents or agreements relating to the Notes, the Certificate, the Receivables or the Other Conveyed Property to which the Servicer is a party or by which the Servicer or any of its properties is bound, subject or affected, which restrict the transfer of or encumber the Receivables or the Other Conveyed Property.

6.            The business conducted by the Servicer, in its capacity as servicer under the Sale and Servicing Agreement, in performing its obligations under the Sale and Servicing Agreement will be limited to those activities described in the Sale and Servicing Agreement and conducted in accordance with the terms thereof.

7.            Subsequent to the date as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, business, key personnel, capitalization, financial condition or results of operation of the Servicer.

8.            The Servicer has not previously offered the Notes or the Certificate for sale.

9.            The Servicer’s outstanding securities are beneficially owned by only General Motors Financial Company, Inc., a Texas corporation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Officer’s Certificate is executed and delivered as to the date first written above.

AMERICREDIT FINANCIAL SERVICES, INC.

By:	/s/ Robert T. Pigott III

Name:	Robert T. Pigott III
Title:	Senior Vice President, Corporate Treasury

[Signature Page to Officer’s Certificate for KMR’s Enforceability Opinion (AmeriCredit)]